Exhibit 99.1

Vistra Adds to its Industry-Leading Generation Portfolio

with Acquisition of Cogentrix

Highlights

•	Acquisition of Cogentrix includes ~5,500 megawatts of modern natural gas generation assets at an attractive purchase price, net of expected tax benefits, of approximately $730/kW of capacity.

•	Acquisition is expected to deliver mid-single digit Ongoing Operations AFCFbG[1] per share accretion in 2027 and high single-digit accretion on average over 2027-2029.

•

Reiterating previously communicated capital allocation plan, including long-term net leverage target of less than 3x2, the expected return of capital to shareholders by way of the planned $300 million in annual dividends, and at least $1 billion of share repurchases each year.

IRVING, Texas, Jan. 5, 2026 — Vistra Corp. (NYSE: VST) today announced it has executed definitive agreements to acquire Cogentrix Energy, consisting of 10 modern natural gas generation facilities totaling approximately 5,500 MW of capacity. Cogentrix is indirectly owned by funds managed by Quantum Capital Group. The acquisition includes three combined cycle gas turbine facilities and two combustion turbine facilities located across PJM, four combined cycle gas turbine facilities in ISO New England, and one cogeneration facility in ERCOT.

Vistra will acquire these assets at a net purchase price of approximately $4.0 billion, which is comprised of the payment of approximately $2.3 billion of cash consideration and approximately $0.9 billion of Vistra stock consideration (5 million shares of common stock at a mutually agreed-upon value of $185 per share) to be issued to Quantum, and the assumption of approximately $1.5 billion of outstanding indebtedness at Cogentrix, less approximately $0.7 billion of net present value of expected tax benefits generated directly as a result of the transaction. The consideration payable is also subject to certain customary net working capital, cash, and indebtedness adjustments. The approximately $4.0 billion net purchase price implies a multiple of approximately 7.25x the 2027 expected Adjusted EBITDA contribution and approximately $730/kW for the portfolio.

“The Vistra team is excited to announce the acquisition of the Cogentrix portfolio, marking the second opportunistic expansion of our generation footprint over the past year to support our ability to serve growing customer demand in our key markets,” said Vistra President and CEO Jim Burke. “Successfully integrating and operating generation assets is a major undertaking, and our talented team continues to demonstrate that it is a core competency of our company.”

Burke continued, “Our diversified fleet, anchored on natural gas and nuclear generation, will play a critical role in the reliability, affordability, and flexibility of U.S. power grids. The addition of this natural gas portfolio is a great way to start another year of growth for Vistra as we’ve completed, acquired, or developed projects in each of the competitive power regions where we operate. Vistra continues to look for opportunities that allow us to meet the growing demand of customers and meet our disciplined investment thresholds. We look forward to closing the transaction and welcoming new team members to the Vistra family.”

Vistra – Press Release

Jan. 5, 2026, Page 2

“We are pleased to have reached an agreement to sell substantially all of the Cogentrix portfolio to Vistra,” said Wil VanLoh, Founder and CEO of Quantum Capital Group. “We are excited to become shareholders of Vistra and have much confidence in Vistra’s ability to deliver long-term value through its industry-leading portfolio and operational excellence. Quantum thanks the Cogentrix team for their partnership and looks forward to seeing the business continue to grow as part of Vistra.”

Acquisition of Cogentrix Portfolio

Portfolio Overview

Asset	State	ISO	Size (MW)	Technology
Patriot	Pennsylvania	PJM	881	CCGT
Hamilton-Liberty	Pennsylvania	PJM	881	CCGT
Lakewood	New Jersey	PJM	286	CCGT
Rock Springs	Maryland	PJM	740	CT
Ocean	New Jersey	PJM	375	CT
Newington	New Hampshire	ISO-NE	624	CCGT
Bridgeport	Connecticut	ISO-NE	558	CCGT
Tiverton	Rhode Island	ISO-NE	297	CCGT
Rumford	Maine	ISO-NE	271	CCGT
Altura Cogeneration	Texas	ERCOT	583	Cogeneration

Total			5,496

Note: Vistra is acquiring 100% ownership in all the above plants, including the 25% interest in the Patriot and Hamilton-Liberty plants not currently owned by Cogentrix.

Vistra – Press Release

Jan. 5, 2026, Page 3

Strategic Rationale

•

Adds Attractive Portfolio of Modern and Efficient Natural Gas Assets: Cogentrix portfolio is composed of a modern and efficient set of gas assets that adds baseload-weighted capacity, complements Vistra’s fleet, and enhances Vistra’s efficient generation capabilities. The portfolio has an average heat rate of approximately 7,800 Btu / kWh and features the Patriot and Hamilton-Liberty plants, which are 2016 COD facilities with sub 7,000 Btu / kWh heat rates.

•

Expands Integrated Fleet in Key Regions: Acquisition diversifies and expands Vistra’s geographic footprint by adding 5,500 MW of net capacity across some of the most attractive and fastest-growing power regions in North America: PJM, ISO New England, and ERCOT. Combined with our current fleet, Vistra’s generation portfolio will consist of approximately 50,000 MW of capacity across the US.

•

Fully Aligns with Vistra’s Disciplined Approach to Capital Allocation: Acquisition expected to deliver immediate benefits to Vistra shareholders, including Ongoing Operations AFCFbG[1] per share accretion in the mid-single digits in 2027 and high single-digit accretion on average over 2027-2029, driven by an attractive cash flow generation profile of the Cogentrix portfolio and expected tax benefits generated directly as a result of the transaction. Vistra expects the transaction to exceed its mid-teens levered return target.

•

Maintains Strength and Resilience of Vistra’s Balance Sheet: Equity consideration reflects Vistra’s commitment to continuing the execution of its disciplined capital allocation plan and to a strong balance sheet, including investment grade credit ratings.

Conditions and Timing

The transaction is subject to certain regulatory approvals, including by the Federal Energy Regulatory Commission, the Department of Justice under the Hart-Scott-Rodino Act, and certain state regulatory approvals, and is expected to close in mid-to-late-2026.

Advisors

Goldman Sachs & Co. LLC. is serving as exclusive financial advisor, and Latham & Watkins LLP, Sidley Austin, LLP, and Cleary Gottlieb Steen & Hamilton LLP are serving as legal advisors, to Vistra.

Evercore is serving as exclusive financial advisor, and King & Spalding LLP is serving as legal advisor, to Cogentrix Energy, a portfolio company of Quantum Capital Group.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, that provides essential resources to customers, businesses, and communities from California to Maine. Vistra is a leader in transforming the energy landscape, with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Vistra – Press Release

Jan. 5, 2026, Page 4

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1 Ongoing Operations excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth.

2 Based on Ongoing Operations Adjusted EBITDA and excludes Project Level Financings (i.e. Vistra Zero $697 million TLB and BCOP credit facility loans).

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including financial condition and cash flows, projected synergy, net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential large load center opportunities (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives, including the closing of the Cogentrix acquisition, and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.